Contact:

Sebastien Reyes

Director of Investor Relations

U-Haul Holding Company

(602) 263-6601

Sebastien_Reyes@uhaul.com

U-HAUL HOLDING COMPANY REPORTS FIRST QUARTER FISCAL 2026 FINANCIAL RESULTS

RENO, Nev. (August 6, 2025)—U-Haul Holding Company (NYSE: UHAL, UHAL.B), parent of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company, today reported net earnings available to common shareholders for its first quarter ended June 30, 2025, of $142.3 million, compared with net earnings of $195.4 million for the same period last year. Earnings per share for Non-Voting Shares (UHAL.B) were $0.73 for the first quarter of fiscal 2026 compared to $1.00 for the same period in fiscal 2025.

“Revenues for self-move and self-storage are up over the same quarter last year,” stated Joe Shoen, chairman of U-Haul Holding Company. “We are working through increased depreciation expense and losses on the sale of retired rental equipment. The race to zero emissions on work trucks has proven to be ephemeral. The increased costs to our customers and shareholders will persist for a while. U-Haul and truck OEMs need additional help from the EPA to have economical and effective product available.”

Highlights of First Quarter Fiscal 2026 Results

•
Moving and Storage earnings from operations, before consolidation of the equity in earnings of the insurance subsidiaries, decreased $52.2 million to $242.9 million compared to the first quarter of fiscal 2025.
•
Increased losses from the disposal of retired rental equipment accounted for $29.7 million of the decrease for the first quarter, while fleet depreciation expense increased $50.7 million for the first quarter and real estate related depreciation expense increased $7.1 million for the quarter, all compared with the first quarter of fiscal 2025.
•
Moving and Storage earnings before interest, taxes, depreciation and amortization (EBITDA) increased $30.6 million to $545.3 million compared to the first quarter of fiscal 2025 and for the trailing twelve months for June 30, 2025 increased $65.8 million to $1,650.3 million compared to the trailing twelve months for June 30, 2024.
•
Self-storage revenues increased $18.5 million, or 8.6% versus the first quarter of fiscal year 2025.
•
Same store occupancy decreased 1.0% to 92.8%, revenue per foot increased 0.6%, and the number of locations qualifying for the pool increased by 23.
•
During the first quarter of fiscal 2026, we added 15 new locations with storage and 1.2 million net rentable square feet (nrsf).
•
We have approximately 14.8 million nrsf in development or pending.
•
Self-moving equipment rental revenues increased $43.9 million, or 4.3% versus first quarter of fiscal year 2025. Revenue per transaction increased for both our In-Town and One-Way markets compared to the first quarter of fiscal 2025. Compared to the same period last year, we increased the number of Company operated retail locations, independent dealers along with the number of box trucks in the rental fleet.
•
Other revenue for Moving and Storage increased $20.6 million or 15.6% versus the first quarter of fiscal 2025 due to growth of our U-Box product offering. We continue to expand our breadth and reach of this program through additional warehouse space, moving and storage containers and delivery equipment.

•
Fleet maintenance and repair costs experienced a $5.2 million increase, compared with the first quarter of fiscal 2025.
•
Cash and credit availability at the Moving and Storage segment was $1,191.1 million as of June 30, 2025 compared with $1,347.5 million as of March 31, 2025.
•
On June 4, 2025, we declared a cash dividend on our Non-Voting Common Stock of $0.05 per share to holders of record on June 16, 2025. The dividend was paid on June 27, 2025.
•
We are holding our 19th Annual Virtual Analyst and Investor meeting on Thursday, August 21, 2025 at 11 a.m. Arizona Time (2 p.m. Eastern). This is an opportunity to interact directly with Company representatives through a live video webcast at investors.uhaul.com. A brief presentation by the Company will be followed by a question-and-answer session.
•
Our latest Supplemental financial information as of June 30, 2025, is available at investors.uhaul.com under “Investor Kit”.

U-Haul Holding Company will hold its investor call for the first quarter of fiscal 2026 on Thursday, August 7, 2025, at 8 a.m. Arizona Time (11 a.m. Eastern). The call will be broadcast live over the Internet at investors.uhaul.com. To hear a simulcast of the call, or a replay, visit investors.uhaul.com.

About U-Haul Holding Company

U-Haul Holding Company is the parent company of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company. U-Haul is in the shared use business and was founded on the fundamental philosophy that the division of use and specialization of ownership is good for both U-Haul customers and the environment.

About U-Haul

Since 1945, U-Haul has been the No. 1 choice of do-it-yourself movers, with a network of more than 23,000 locations across all 50 states and 10 Canadian provinces. U-Haul Truck Share 24/7 offers secure access to U-Haul trucks every hour of every day through the customer dispatch option on their smartphones and our patented Live Verify technology. Our customers' patronage has enabled the U-Haul fleet to grow to approximately 197,500 trucks, 137,200 trailers and 41,300 towing devices. U-Haul is the third largest self-storage operator in North America and offers 1,093,000 rentable storage units and 94.9 million square feet of self-storage space at owned and managed facilities. U-Haul is the largest retailer of propane in the U.S., and continues to be the largest installer of permanent trailer hitches in the automotive aftermarket industry. U-Haul has been recognized repeatedly as a leading "Best for Vets" employer and was recently named one of the 15 Healthiest Workplaces in America.

Certain of the statements made in this press release regarding our business constitute forward-looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. For a brief discussion of the risks and uncertainties that may affect U-Haul Holding Company’s business and future operating results, please refer to our Form 10-Q for the quarter ended June 30, 2025, which is on file with the SEC.

###

Report on Business Operations

Listed below on a consolidated basis are revenues for our major product lines for the first quarter of fiscal 2026 and 2025.

	Quarter Ended June 30,
	2025	2024
	(Unaudited)
	(In thousands)
Self-moving equipment rental revenues	$1,058,273	$1,014,332
Self-storage revenues	234,237	215,737
Self-moving and self-storage products and service sales	98,188	96,591
Property management fees	9,582	9,495
Life insurance premiums	19,169	20,740
Property and casualty insurance premiums	21,738	21,229
Net investment and interest income	35,211	37,125
Other revenue	154,072	133,241
Consolidated revenue	$1,630,470	$1,548,490

Listed below are revenues and earnings from operations at each of our operating segments for the first quarters of fiscal 2026 and 2025.

	Quarter Ended June 30,
	2025	2024
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$1,553,859	$1,469,161
Earnings from operations before equity in earnings of subsidiaries	242,878	295,058
Property and casualty insurance
Revenues	29,721	28,178
Earnings from operations	11,888	11,483
Life insurance
Revenues	50,094	53,749
Earnings (losses) from operations	2,676	(47)
Eliminations
Revenues	(3,204)	(2,598)
Earnings from operations before equity in earnings of subsidiaries	(28)	(252)
Consolidated Results
Revenues	1,630,470	1,548,490
Earnings from operations	257,414	306,242

Debt Metrics

Moving and Storage
(In thousands, unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Real estate secured debt	$2,727,545	$2,703,656	$2,436,840	$2,471,044	$2,497,239
Unsecured debt	1,700,000	1,700,000	1,700,000	1,700,000	1,200,000
Fleet secured debt	2,792,015	2,758,821	2,724,349	2,554,194	2,544,235
Other secured debt	65,570	66,864	68,402	69,264	70,202
Total debt	7,285,130	7,229,341	6,929,591	6,794,502	6,311,676

Cash and cash equivalents	$726,069	$872,467	$883,108	$1,279,493	$1,071,779
Total assets	17,858,535	17,522,952	17,291,214	17,164,316	16,447,193
Adjusted EBITDA (TTM)	1,650,277	1,619,714	1,614,146	1,566,396	1,584,461

Net debt to adjusted EBITDA	4.0	3.9	3.7	3.5	3.3
Net debt to total assets	36.7%	36.3%	35.0%	32.1%	31.9%

Percent of debt floating	6.1%	6.1%	6.2%	5.9%	7.7%
Percent of debt fixed	93.9%	93.9%	93.8%	94.1%	92.3%
Percent of debt unsecured	23.3%	23.5%	24.5%	25.0%	19.0%

Unencumbered asset ratio*	3.86x	3.91x	3.81x	3.78x	4.72x

* Unencumbered asset value compared to unsecured debt committed, outstanding or not. Unencumbered assets valued at the higher of historical cost or allocated NOI valued at a 10% cap rate, minimum required is 2.0x

The components of depreciation, net of gains on disposals are as follows:

	Quarter Ended June 30,
	2025	2024
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$208,212	$157,528
Depreciation expense - non rental equipment	24,019	23,961
Depreciation expense - real estate	49,845	42,824
Total depreciation expense	$282,076	$224,313

Net (gains) losses on disposals of rental equipment	22,125	(7,948)
Net (gains) losses on disposals of non-rental equipment	(192)	180
Total net (gains) losses on disposals equipment	$21,933	$(7,768)

Depreciation, net of (gains) losses on disposals	$304,009	$216,545

Net (gains) losses on disposals of real estate	$(1,617)	$3,104

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned locations follows:

	Quarter Ended June 30,
	2025	2024
	(Unaudited)
	(In thousands, except occupancy rate)
Unit count as of June 30	813	748
Square footage as of June 30	69,560	63,586
Average monthly number of units occupied	632	594
Average monthly occupancy rate based on unit count	78.1%	80.0%
End of June occupancy rate based on unit count	78.8%	81.0%
Average monthly square footage occupied	55,399	51,717

Self-Storage Portfolio Summary
As of June 30, 2025
(unaudited)
U-Haul Owned Store Data by State
				Annual
State/		Units	Rentable	Revenue	Occupancy
Province	Stores	Occupied	Square Feet	Per Foot	During Qtr
Texas	98	39,874	4,640,397	$14.79	77.7%
California	90	35,486	3,334,972	$21.24	82.8%
Florida	88	35,662	3,941,751	$18.52	77.0%
Illinois	83	39,790	4,175,787	$16.16	79.0%
Pennsylvania	73	29,540	3,140,190	$17.96	72.5%
Ohio	66	26,571	2,999,238	$14.92	74.7%
New York	66	28,867	2,653,223	$23.41	80.7%
Michigan	60	20,923	2,311,073	$15.77	82.0%
Georgia	53	22,717	2,608,640	$16.26	80.4%
Arizona	47	25,685	2,925,300	$15.58	78.5%
Wisconsin	44	17,426	2,025,211	$13.89	74.5%
North Carolina	41	17,981	2,046,133	$15.33	73.0%
Washington	38	14,706	1,590,390	$16.69	75.9%
Missouri	38	14,389	1,812,883	$14.23	69.4%
Tennessee	37	15,651	1,611,024	$14.91	85.2%
Ontario	33	12,611	1,410,804	$23.07	70.0%
New Jersey	33	16,365	1,517,120	$20.71	84.6%
Indiana	33	11,129	1,181,366	$14.05	81.3%
Minnesota	33	14,135	1,687,479	$13.68	76.3%
Massachusetts	31	11,466	1,030,178	$20.65	86.8%

Top 20 Totals	1,085	450,974	48,643,160	$17.07	77.9%

All Others	488	189,879	20,916,713	$16.53	78.6%

1Q 2026 Totals	1,573	640,853	69,559,933	$16.91	78.1%

Same Store 1Q26	902	330,969	30,412,656	$17.44	92.8%
Same Store 1Q25	902	336,770	30,393,006	$17.34	93.8%
Same Store 1Q24	902	338,048	30,356,491	$16.98	94.2%

Non-Same Store 1Q26	671	309,884	39,147,277	$16.31	66.7%
Non-Same Store 1Q25	591	268,531	33,192,915	$18.74	67.3%
Non-Same Store 1Q24	529	235,664	27,240,887	$18.66	70.5%

Same Store Pool Held Constant for Prior Periods
Same Store 1Q26	902	330,969	30,412,656	$17.44	92.8%
Same Store 1Q25	879	310,825	28,263,627	$17.32	93.9%
Same Store 1Q24	820	266,832	24,503,591	$16.72	95.1%

Non-Same Store 1Q26	671	309,884	39,147,277	$16.31	66.7%
Non-Same Store 1Q25	614	294,476	35,322,294	$18.65	69.0%
Non-Same Store 1Q24	613	306,221	33,026,074	$18.57	74.3%

Note: Store Count, Units, and NRSF figures reflect active storage locations for the last month of the reporting quarter.
Occupancy % reflects average occupancy during the reporting quarter.
Revenue per foot is average revenue per occupied foot over the trailing twelve months ending June 2025.
Same store includes storage locations with rentable storage inventory for more than three years and a capacity change of less than twenty units for any year-over-year period of the reporting month.
The locations have occupancy each month during the last three years and have achieved 80% or greater occupancy for the last two years
Prior year Same Store figures are for locations meeting the Same Store criteria as of the prior year reporting month.

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2025	2025
	(Unaudited)
	(In thousands)
ASSETS
Cash and cash equivalents	$877,188	$988,828
Trade receivables and reinsurance recoverables, net	231,002	230,716
Inventories and parts	173,299	163,132
Prepaid expenses	285,540	282,406
Fixed maturity securities available-for-sale, net, at fair value	2,521,166	2,479,498
Equity securities, at fair value	65,609	65,549
Investments, other	681,692	678,254
Deferred policy acquisition costs, net	121,621	121,729
Other assets	130,993	126,732
Right of use assets - financing, net	85,661	138,698
Right of use assets - operating, net	44,048	46,025
Related party assets	40,473	45,003

Property, plant and equipment, at cost:
Land	1,835,090	1,812,820
Buildings and improvements	9,885,198	9,628,271
Furniture and equipment	1,055,983	1,047,414
Rental trailers and other rental equipment	1,081,063	1,046,135
Rental trucks	7,910,809	7,470,039
	21,768,143	21,004,679
Less: Accumulated depreciation	(6,178,067)	(5,892,079)
Total property, plant and equipment, net	15,590,076	15,112,600
Total assets	$20,848,368	$20,479,170
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$901,083	$820,900
Notes, loans and finance leases payable, net	7,249,877	7,193,857
Operating lease liabilities	44,918	46,973
Policy benefits and losses, claims and loss expenses payable	871,530	857,521
Liabilities from investment contracts	2,537,848	2,511,422
Other policyholders' funds and liabilities	12,618	7,539
Deferred income	65,179	52,895
Deferred income taxes, net	1,504,547	1,489,920
Total liabilities	13,187,600	12,981,027

Common stock	10,497	10,497
Non-voting common stock	176	176
Additional paid-in capital	462,548	462,548
Accumulated other comprehensive loss	(200,196)	(229,314)
Retained earnings	8,065,393	7,931,886
Cost of common stock in treasury, net	(525,653)	(525,653)
Cost of preferred stock in treasury, net	(151,997)	(151,997)
Total stockholders' equity	7,660,768	7,498,143
Total liabilities and stockholders' equity	$20,848,368	$20,479,170

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended June 30,
	2025	2024
	(Unaudited)
	(In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$1,058,273	$1,014,332
Self-storage revenues	234,237	215,737
Self-moving and self-storage products and service sales	98,188	96,591
Property management fees	9,582	9,495
Life insurance premiums	19,169	20,740
Property and casualty insurance premiums	21,738	21,229
Net investment and interest income	35,211	37,125
Other revenue	154,072	133,241
Total revenues	1,630,470	1,548,490

Costs and expenses:
Operating expenses	826,749	789,757
Commission expenses	116,737	112,571
Cost of product sales	72,205	66,014
Benefits and losses	45,182	44,006
Amortization of deferred policy acquisition costs	4,917	4,646
Lease expense	4,874	5,605
Depreciation, net of (gains) losses on disposals	304,009	216,545
Net (gains) losses on disposal of real estate	(1,617)	3,104
Total costs and expenses	1,373,056	1,242,248

Earnings from operations	257,414	306,242
Other components of net periodic benefit costs	(346)	(372)
Other interest income	10,669	18,235
Interest expense	(82,330)	(67,218)
Fees on early extinguishment of debt and costs of defeasance	(26)	(495)
Pretax earnings	185,381	256,392
Income tax expense	(43,050)	(60,975)
Earnings available to common stockholders	$142,331	$195,417
Basic and diluted earnings per share of Common Stock	$0.68	$0.95
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings per share of Non-Voting Common Stock	$0.73	$1.00
Weighted average shares outstanding of Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

EARNINGS PER SHARE

We calculate earnings per share using the two-class method in accordance with Accounting Standards Codification Topic 260, Earnings Per Share. The two-class method allocates the undistributed earnings available to common stockholders to the Company’s outstanding common stock, $0.25 par value (the “Voting Common Stock”) and the Series N Non-Voting Common Stock, $0.001 par value (the “Non-Voting Common Stock”) based on each share’s percentage of total weighted average shares outstanding. The Voting Common Stock and Non-Voting Common Stock are allocated 10% and 90%, respectively, of our undistributed earnings available to common stockholders. This represents earnings available to common stockholders less the dividends declared for both the Voting Common Stock and Non-Voting Common Stock.

Our undistributed earnings per share is calculated by taking the undistributed earnings available to common stockholders and dividing this number by the weighted average shares outstanding for the respective stock. If there was a dividend declared for that period, the dividend per share is added to the undistributed earnings per share to calculate the basic and diluted earnings per share. The process is used for both Voting Common Stock and Non-Voting Common Stock.

The calculation of basic and diluted earnings per share for the quarters ended June 30, 2025 and 2024 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Quarter Ended
	June 30,
	2025	2024
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings available to common stockholders	$142,331	$195,417
Voting Common Stock dividends declared	–	–
Non-Voting Common Stock dividends declared	(8,824)	(8,824)
Undistributed earnings available to common stockholders	$133,507	$186,593
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$13,351	$18,659

Undistributed earnings per share of Voting Common Stock	$0.68	$0.95
Dividends declared per share of Voting Common Stock	$–	$–
Basic and diluted earnings per share of Voting Common Stock	$0.68	$0.95

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings available to common stockholders	$142,331	$195,417
Voting Common Stock dividends declared	–	–
Non-Voting Common Stock dividends declared	(8,824)	(8,824)
Undistributed earnings available to common stockholders	$133,507	$186,593
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$120,156	$167,934

Undistributed earnings per share of Non-Voting Common Stock	$0.68	$0.95
Dividends declared per share of Non-Voting Common Stock	$0.05	$0.05
Basic and diluted earnings per share of Non-Voting Common Stock	$0.73	$1.00

NON-GAAP FINANCIAL RECONCILIATION SCHEDULE

As of April 1, 2019, we adopted the new accounting standard for leases. Part of this adoption resulted in approximately $1 billion of property, plant and equipment, net (“PPE”) being reclassed to Right of use assets - financing, net (“ROU-financing”). The tables below show adjusted PPE as of June 30, 2025 and March 31, 2025, by including the ROU-financing. The assets included in ROU-financing are not a true book value as some of the assets are recorded at between 70% and 100% of value based on the lease agreement. This non-GAAP measure is intended as a supplemental measure of our balance sheet that is neither required by, nor presented in accordance with, GAAP. We believe that the use of this non-GAAP measure provides an additional tool for investors to use in evaluating our financial condition. This non-GAAP measure should not be considered in isolation or as a substitute for other measures calculated in accordance with GAAP.

			June 30,	March 31,
			2025	2025
	June 30,	ROU Assets	Property, Plant and Equipment	Property, Plant and Equipment
	2025	Financing	Adjusted	Adjusted
	(Unaudited)
	(In thousands)

Property, plant and equipment, at cost
Land	$1,835,090	$-	$1,835,090	$1,812,820
Buildings and improvements	9,885,198	-	9,885,198	9,628,271
Furniture and equipment	1,055,983	61	1,056,044	1,047,475
Rental trailers and other rental equipment	1,081,063	48,468	1,129,531	1,104,206
Rental trucks	7,910,809	164,273	8,075,082	7,779,514
Subtotal	21,768,143	212,802	21,980,945	21,372,286
Less: Accumulated depreciation	(6,178,067)	(127,141)	(6,305,208)	(6,120,988)
Total property, plant and equipment, net	$15,590,076	$85,661	$15,675,737	$15,251,298

			March 31,
			2025
	March 31,	ROU Assets	Property, Plant and Equipment
	2025	Financing	Adjusted
	(Unaudited)
	(In thousands)
Property, plant and equipment, at cost
Land	$1,812,820	$-	$1,812,820
Buildings and improvements	9,628,271	-	9,628,271
Furniture and equipment	1,047,414	61	1,047,475
Rental trailers and other rental equipment	1,046,135	58,071	1,104,206
Rental trucks	7,470,039	309,475	7,779,514
Subtotal	21,004,679	367,607	21,372,286
Less: Accumulated depreciation	(5,892,079)	(228,909)	(6,120,988)
Total property, plant and equipment, net	$15,112,600	$138,698	$15,251,298

Non-GAAP Financial Measures

Below is a reconciliation of Moving and Storage non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation, and amortization ("EBITDA"). The Company believes that these widely accepted measures of operating profitability supplement the transparency of the Company's disclosures and provides a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and supplements the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP. The non-GAAP measure reported is adjusted EBITDA. The table below presents the reconciliation of the trailing twelve months adjusted EBITDA measures to its most directly comparable GAAP measures.

Moving and Storage EBITDA Calculations
(In thousands, unaudited)	Trailing Twelve Months
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024

Net earnings available to common stockholders	$314,004	$367,090	$448,518	$480,576	$567,286
Income tax expense	76,156	94,747	137,940	148,743	174,206
Fees on early extinguishment of debt and costs of defeasance	26	495	495	495	495
Interest expense	311,609	296,721	280,487	271,359	263,808
Other interest income	(51,899)	(59,489)	(87,303)	(99,292)	(111,561)
Other components of net periodic benefit costs	1,462	1,488	1,480	1,473	1,465
Net losses on disposal of real estate	11,037	15,758	12,047	11,273	9,997
Depreciation, net of gains on disposals	1,045,648	958,184	888,253	815,810	742,662
Elimination of net earnings from insurance subsidiaries	(57,766)	(55,280)	(67,771)	(64,041)	(63,897)
Adjusted EBITDA	$1,650,277	$1,619,714	$1,614,146	$1,566,396	$1,584,461

Moving and Storage EBITDA Calculations
(In thousands, unaudited)	Quarters Ended
	June 30,	June 30,
	2025	2024

Net earnings available to common stockholders	$142,331	$195,417
Income tax expense	40,086	58,677
Fees on early extinguishment of debt and costs of defeasance	26	495
Interest expense	82,358	67,470
Other interest income	(10,765)	(18,355)
Other components of net periodic benefit costs	346	372
Net losses on disposal of real estate	(1,617)	3,104
Depreciation, net of gains on disposals	304,009	216,545
Elimination of net earnings from insurance subsidiaries	(11,504)	(9,018)
Adjusted EBITDA	$545,270	$514,707

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